Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Vivic Corp., a Nevada corporation (the “Company”), on Form 10-Q for the period ended March 31, 2026, as filed with the Securities and Exchange Commission (the “Report”), Chen-Hon Chuang, Chief Executive Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 14, 2026

/s/ Chen-Hon Chuang
Chen-Hon Chuang
Chief Executive Officer (Principal Executive Officer)